Exhibit 99.1

TOWER BANCORP INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	12/31/2005	12/31/2004
	(,000)	(,000)
ASSETS
CASH AND DUE FROM BANKS	$11,744	$10,045
INTEREST BEARING BALANCES WITH BANKS	3,083	196
FEDERAL FUNDS SOLD	10,093	0

INVESTMENTS	83,207	65,729

LOANS:	229,301	229,396
RESERVE FOR LOAN LOSSES	(2,129)	(1,902)

BANK PREMISES, FURNITURE & FIXTURES	4,220	4,973
OTHER REAL ESTATE OWNED	1,634	0
OTHER ASSETS	11,070	8,896
TOTAL ASSETS	$352,223	$317,333
LIABILITIES AND CAPITAL
DEMAND	$29,162	$23,874
SAVINGS	144,952	123,903
TIME	87,064	82,442
TOTAL DEPOSITS:	$261,178	$230,219

LIABILITIES FOR BORROWED MONEY	35,516	34,707
FEDERAL FUNDS PURCHASED	0	225
OTHER LIABILITIES	7,140	8,111
TOTAL LIABILITIES	$303,834	$273,262
EQUITY CAPTIAL
CAPITAL STOCK:
AUTHORIZED 5,000,000 SHARES OUTSTANDING 1,780,100 SHARES	$2,225	$2,225
SURPLUS	6,760	6,782
UNDIVIDED PROFITS	31,618	28,178
NET UNREALIZED GAIN (LOSS)	9,557	8,800
LESS: TREASURY STOCK (52,008 SHARES)	(1,771)	(1,914)
TOTAL EQUITY CAPITAL	$48,389	$44,071
TOTAL LIABILITIES AND CAPITAL	$352,223	$317,333

BOOK VALUE	$28.00	$25.59

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